Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                              HARLEY-DAVIDSON, INC.
             (Exact name of registrant as specified in its charter)

     Wisconsin                                         39-1382325
 (State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                   Identification No.)

        3700 West Juneau Avenue
         Milwaukee, Wisconsin                                      53208
   (Address of principal executive offices)                      (Zip Code)

         Harley-Davidson Retirement Savings Plan for Salaried Employees
              Harley-Davidson Retirement Savings Plan for Milwaukee
                  and Tomahawk Hourly Bargaining Unit Employees
             Harley-Davidson Retirement Savings Plan for Kansas City
                        Hourly Bargaining Unit Employees
                Harley-Davidson Retirement Savings Plan for York
                        Hourly Bargaining Unit Employees
                Buell Motorcycle Company Retirement Savings Plan
                            (Full title of the plans)
                           --------------------------
                               Gail A. Lione, Esq.
                  Vice President, General Counsel and Secretary
                              Harley-Davidson, Inc.
                             3700 West Juneau Avenue
                           Milwaukee, Wisconsin 53208
                                 (414) 343-4680
 (Name, address and telephone number, including area code, of agent for service)
                           --------------------------

                         CALCULATION OF REGISTRATION FEE
-------------------- ------------------- ------------------ ----------------- ----------------

     Title of              Amount        Proposed Maximum   Proposed Maximum
 Securities to be          to be          Offering Price       Aggregate         Amount of
    Registered           Registered          Per Share          Offering       Registration
                                                                 Price              Fee
-------------------- ------------------- ------------------ ----------------- ----------------

Common Stock,           600,000 shares       $59.875(1)       $35,925,000(1)      $9,484.20
$.01 par value

Preferred Stock         75,000 rights            (2)                (2)             (2)
Purchase Rights
-------------------- ------------------- ------------------ ----------------- ----------------

(1)Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Harley-Davidson, Inc. Common Stock on the New
   York Stock Exchange consolidated reporting system on December 22, 1999.

(2)The value attributable to the Preferred Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

                           --------------------------

   In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

               The document or documents containing the information specified in
Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

               The following documents filed with the Commission by Harley-Davidson, Inc. (the "Company") or the Harley-Davidson Retirement Savings Plan for Salaried Employees (the "Salaried Employees Plan"), the Harley-Davidson Retirement Savings Plan for Milwaukee and Tomahawk Hourly Bargaining Unit Employees (the "Milwaukee and Tomahawk Plan"), the Harley-Davidson Retirement Savings Plan for Kansas City Hourly Bargaining Unit Employees (the "Kansas City Plan"), the Harley-Davidson Retirement Savings Plan for York Hourly Bargaining Unit Employees (the "York Plan") or the Buell Motorcycle Company Retirement Savings Plan (the "Buell Plan" and together with the Salaried Employees Plan, the Milwaukee and Tomahawk Plan, the Kansas City Plan and the York Plan, the "Plans") are hereby incorporated herein by reference:

               1. The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1998.

               2. Each of the Salaried Employee Plan's and the Milwaukee and Tomahawk Plan's Annual Reports on Form 11-K for the fiscal year ended December 31, 1998.

               3. All other reports filed by the Company since December 31, 1998 pursuant to Section 13(a) or 15 (d) of the Securities Exchange Act of 1934, as amended.

               4. The description of the Company's Common Stock and Preferred Stock Purchase Rights contained in Item 4 of the Registration of Securities of Certain Successor Issuers on Form 8-B, dated June 21, 1991 (File No. 1-8193), including any amendment or report filed for the purpose of updating such description.

               All documents subsequently filed by the Company or the Plans pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

               Not applicable.

Item 5. Interests of Named Experts and Counsel.

               None.

Item 6. Indemnification of Directors and Officers.

               The Plans provide that, to the maximum extent allowed by law and to the extent not otherwise indemnified, the Company shall indemnify the Administrator, and any other current or former officer, director or employee of the Company, against any and all claims, losses, damages, and expenses (including counsel fees) incurred by such persons and any liability, including any amounts paid in settlement with the Company's approval, arising from such person's action or failure to act with regard to Plan management or administration.

               Article V of the Company's By-Laws requires that the Company shall, to the fullest extent permitted or required by Sections 180.0850 to 180.0859, inclusive, of the Wisconsin Business Corporation Law, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and Officers against any and all liabilities, and advance any and all reasonable expenses, incurred thereby in any proceedings to which any such Director or Officer is a party because he or she is or was a Director or Officer of the Company. The Company shall also indemnify an employee who is not a Director or Officer, to the extent that the employee has been successful on the merits or otherwise in defense of a proceeding, for all expenses incurred in the proceeding if the employee was a party because he or she is or was an employee of the Company. The rights to indemnification granted under the By-Laws shall not be deemed exclusive of any other rights to indemnification against liabilities or the advancement of expenses which a Director, Officer or employee may be entitled under any written agreement, Board resolution, vote of shareholders, the Wisconsin Business Corporation Law or otherwise. The Company may, but shall not be required to, supplement the foregoing rights to indemnification against liabilities and advancement of expenses under this paragraph by the purchase of insurance on behalf of any one or more of such Directors, Officers or employees, whether or not the Company would be obligated to indemnify or advance expenses to such Director, Officer or employee under this paragraph. All capitalized terms used in this paragraph and not otherwise defined herein shall have the meaning set forth in Section 180.0850 of the Wisconsin Business Corporation Law.

               The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-Laws is not exclusive of any other rights to which a director or officer of the Company may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

               The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

Item 7. Exemption from Registration Claimed.

               Not applicable.

Item 8. Exhibits.

               The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

               The undersigned Registrant hereby undertakes to submit the Kansas City Plan, the York Plan and the Buell Plan to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify such plans under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code").

               The undersigned Registrant has submitted the Salaried Employees Plan and the Milwaukee and Tomahawk Plan to the IRS in a timely manner and has made all changes required by the IRS in order to qualify such plans under
Section 401 of the Code.

Item 9. Undertakings.

               (a)The undersigned Registrant hereby undertakes:

               (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

               (2)That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c)Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on December 30,1999.


                                        HARLEY-DAVIDSON, INC.



                                        By: /s/ Jeffrey L. Bleustein
                                            Jeffrey L. Bleustein
                                            Chairman and Chief Executive Officer

               Pursuant to the  requirements of the Securities Act of 1933, this
Registration Statement has been signed below as of December 30, 1999, by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints James L. Ziemer, James M. Brostowitz and Gail A. Lione and each of them individually, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Signatures                                  Title

/s/ Jeffrey L. Bleustein        Chairman, Chief Executive Officer and Director
--------------------------------         (Principal Executive Officer)
Jeffrey L. Bleustein

/s/ James L. Ziemer               Vice President and Chief Financial Officer
--------------------------------          (Principal Financial Officer)
James L. Ziemer

/s/ James M. Brostowitz            Vice President, Controller and Treasurer
--------------------------------         (Principal Accounting Officer)
James M. Brostowitz

/s/ Barry K. Allen                                 Director
--------------------------------
Barry K. Allen

/s/ Richard I. Beattie                             Director
--------------------------------
Richard I. Beattie

/s/ Richard J. Hermon-Taylor                       Director
--------------------------------
Richard J. Hermon-Taylor

/s/ Donald A. James                                Director
--------------------------------
Donald A. James

/s/ Richard G. LeFauve                             Director
--------------------------------
Richard G. LeFauve

/s/ Sara L. Levinson                               Director
--------------------------------
Sara L. Levinson

/s/ James A. Norling                               Director
--------------------------------
James A. Norling

/s/ Richard F. Teerlink                            Director
--------------------------------
Richard F. Teerlink

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Harley-Davidson Retirement Plans Committee, which administers the Harley-Davidson Retirement Savings Plan for Salaried Employees has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and the State of Wisconsin, on this 30th day of December, 1999.


                                    HARLEY-DAVIDSON RETIREMENT SAVINGS
                                    PLAN FOR SALARIED EMPLOYEES




                                    By: /s/ James L. Ziemer
                                            James L. Ziemer



                                    By:
                                            James M. Brostowitz



                                    By: /s/ Gail A. Lione
                                            Gail A. Lione

                                    The foregoing persons are all members of the
                                    Harley-Davidson  Retirement Plans Committee,
                                    which   is   the    administrator   of   the
                                    Harley-Davidson  Retirement Savings Plan for
                                    Salaried Employees

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Harley-Davidson Retirement Plans Committee, which administers the Harley-Davidson Retirement Savings Plan for Milwaukee and Tomahawk Hourly Bargaining Unit Employees has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and the State of Wisconsin, on this 30th day of December, 1999.


                                    HARLEY-DAVIDSON RETIREMENT SAVINGS
                                    PLAN FOR MILWAUKEE AND TOMAHAWK
                                    HOURLY BARGAINING UNIT EMPLOYEES




                                    By: /s/ James L. Ziemer
                                            James L. Ziemer



                                    By:
                                            James M. Brostowitz



                                    By: /s/ Gail A. Lione
                                            Gail A. Lione

                                    The foregoing persons are all members of the
                                    Harley-Davidson  Retirement Plans Committee,
                                    which   is   the    administrator   of   the
                                    Harley-Davidson  Retirement Savings Plan for
                                    Milwaukee  and  Tomahawk  Hourly  Bargaining
                                    Unit Employees

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Harley-Davidson Retirement Plans Committee, which administers the Harley-Davidson Retirement Savings Plan for Kansas City Hourly Bargaining Unit Employees has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and the State of Wisconsin, on this 30th day of December, 1999.


                                    HARLEY-DAVIDSON RETIREMENT SAVINGS
                                    PLAN FOR KANSAS CITY HOURLY
                                    BARGAINING UNIT EMPLOYEES




                                    By: /s/ James L. Ziemer
                                            James L. Ziemer



                                    By:
                                            James M. Brostowitz



                                    By: /s/ Gail A. Lione
                                            Gail A. Lione

                                    The foregoing persons are all members of the
                                    Harley-Davidson  Retirement Plans Committee,
                                    which   is   the    administrator   of   the
                                    Harley-Davidson  Retirement Savings Plan for
                                    Kansas City Hourly Bargaining Unit Employees

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Harley-Davidson Retirement Plans Committee, which administers the Harley-Davidson Retirement Savings Plan for York Hourly Bargaining Unit
Employees, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and the State of Wisconsin, on this 30th day of December, 1999.


                                    HARLEY-DAVIDSON RETIREMENT SAVINGS
                                    PLAN FOR YORK HOURLY BARGAINING
                                    UNIT EMPLOYEES




                                    By: /s/ James L. Ziemer
                                            James L. Ziemer



                                    By:
                                            James M. Brostowitz



                                    By: /s/ Gail A. Lione
                                            Gail A. Lione

                                    The foregoing persons are all members of the
                                    Harley-Davidson  Retirement Plans Committee,
                                    which   is   the    administrator   of   the
                                    Harley-Davidson  Retirement Savings Plan for
                                    York Hourly Bargaining Unit Employees

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Harley-Davidson Retirement Plans Committee, which administers the Buell Motorcycle Company Retirement Savings Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and the State of Wisconsin, on this 30th day of December, 1999.


                                    BUELL MOTORCYCLE COMPANY
                                    RETIREMENT SAVINGS PLAN



                                    By: /s/ James L. Ziemer
                                            James L. Ziemer



                                    By:
                                            James M. Brostowitz



                                    By: /s/ Gail A. Lione
                                            Gail A. Lione

                                    The foregoing persons are all members of the Harley-Davidson Retirement Plans Committee, which is the administrator of the Buell Motorcycle Company Retirement Savings Plan

                                  EXHIBIT INDEX


Exhibit No.                                  Exhibit

(4.1) Form of Rights Agreement between the Registrant and Firstar Trust Company (incorporated by reference herein to Exhibit 4.6 to the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1990 (File No. 1-9183)).

(4.2) Amendment to Rights Agreement dated as of June 21, 1991 (incorporated by reference herein to Exhibit 4.8 to the Registrant's Registration Statement on Form 8-B, dated June 24, 1991 (File No. 1-9183)).

(4.3) Amendment to Rights Agreement dated as of August 23, 1995 (incorporated by reference herein to Exhibit 4 to the registrant's Quarterly Report on Form 10-Q for the period ended September 24, 1995 (File No. 1-9183)).

(4.4)    Amendment   to  Rights   Agreement   dated  as  of  February  19,  1999
         (incorporated by reference to Exhibit 4.4 to the Registrant's Current Report on Form 8-K dated February 18, 1999 (File No. 1-9183)).

(23)     Consent of Ernst & Young LLP.

(24) Powers of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement).



                                      E-1